Exhibit 77Q3 To Form N-SAR

Registrant Name: Fidelity New York Municipal Trust II

File Number: 811-6398

Registrant CIK Number: 0000878663

Exhibit 77Q3-1

CERTIFICATIONS

I, Edward C. Johnson 3d, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity New York Municipal Trust II;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Edward C. Johnson 3d
Edward C. Johnson 3d

President

CERTIFICATIONS

I, Maria Dwyer, certify that:

1. I have reviewed this report on Form N-SAR of Fidelity New York Municipal Trust II;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

/s/Maria Dwyer

Maria Dwyer

Treasurer

Exhibit 77Q3-2

Registrant Name: Fidelity New York Municipal Trust II

File Number: 811-6398

Registrant CIK Number: 0000878663

Item 15

Because the electronic format for filing Form N-SAR does not provide appropriate space for responding to Item 15, information on custodian and subcustodian arrangements of each Series of the Trust is set forth below. In addition, this same information on custodian and subcustodian arrangements has been manually input in the space provided by Item 15 of certain Form N-SAR filings, as follows:

Citibank	Input for Series 3 of Fidelity Securities Fund Form N-SAR (filed on 9/30/2002)

Trust/Fund	Series	Custodian	Sub-Custodian

Fidelity New York Municipal Trust II (7/31fye)
Fidelity New York Municipal Money Market Fund	1	Citibank	See Attachment A
Spartan New York Municipal Money Market Fund	2	Citibank	See Attachment A

ATTACHMENT A

CITIBANK
SUBCUSTODIANS
A. Additional Custodians Bank of New York

B. Special Subcustodian
Subcustodian
Bank of New York
J.P. Morgan Chase & Co., Inc.
DeutscheBank Trust Company Americas
Bank of America

C. Foreign Subcustodians

Argentina Citibank, N.A. Buenos Aires

Australia Citicorp Nominees Pty. Ltd., Melbourne

Austria Citibank, N.A., Milan

Bangladesh Standard Chartered Bank Plc, Dhaka

Belgium Fortis Bank N.V., Brussels

Bermuda Bank of Bermuda Limited, Hamilton

Bolivia Citibank, N.A., La Paz

Botswana Barclays Bank of Botswana Ltd

Brazil Citibank, N.A., Sao Paulo

Bulgaria SG Expressbank, Sofia

Canada Citibank Canada, Toronto

Chile Citibank, N.A., Santiago

China-Shanghai Citibank, N.A., Hong Kong

China-Shenzhen Citibank, N.A. Hong Kong

Colombia Ciitrust Colombia S.A. Sociedad Fiduciaria, Bogota

Costa Rica Banco BCT S.A., San Jose

Croatia Privredna Banka Zagreb d.d., Zagreb

Czech Republic Citibank A.S., Praha

Denmark Nordea Bank Denmark A/S, Copenhagen

Ecuador Citibank, N.A. Quito

Egypt Citibank, N.A., Cairo

Estonia Hansabank Ltd., Tallinn

Finland Nordea Bank Finland Plc., Helsinki

France Citibank International Plc., Paris

Germany Citibank, A. G., Frankfurt

Greece Citibank, N.A., Athens

Hong Kong Citibank, N.A., Hong Kong

Hungary Citibank Budapest Rt., Budapest

India Citibank, N.A., Mumbai

Indonesia Citibank, N.A., Jakarta

Ireland Citibank International Plc., Dublin

Israel Bank Hapoalim, B.M., Tel Aviv

Italy Citibank, N.A., Milan

Japan Citibank, N.A., Tokyo

Jordan Citibank, N.A., Amman

Latvia A/s Hansabanka, Riga

Lithuania Vilniaus Bankas AB, Vilniaus

Luxembourg Citibank Interntional Plc

Malaysia Citibank, Berhad, Kuala Lumpur

Mauritius Hongkong & Shanghai Banking Corp., Ltd., Port Louis

Mexico Banco Nacional de Mexico, Mexico City

Morocco Citibank Maghreb, Casablanca

Netherlands Citibank International, Plc., Amsterdam

New Zealand Citibank Nominees (NZ) Ltd., Melbourne

Norway Nordea Bank Norge ASA, Oslo

Pakistan Citibank, N.A., Karachi

Peru Citibank, N.A., Lima

Philippines Citibank, N.A., Manila

Poland Bank Handlowy W. Warszawie, S.A., Warsaw

Portugal Citibank International Plc., Lisbon

Puerto Rico Citibank, N.A., Puerto Rico

Romania Citibank Romania S.A., Bucharest

Russia Citibank ZAO, Moscow

Singapore Citibank, N.A., Singapore

Slovak Republic Ceskoslovenska obchodni banka, a.s. pobocka zahranicnej banky v SR.,

Slovenia Bank Austria Creditanstalt d.d., Ljubljana

South Africa First National Bank of Southern Africa Ltd., Johannesburg

South Korea Citibank, N.A., Seoul

Spain Citibank International Plc., Madrid

Sri Lanka Citibank, N.A., Colombo

Sweden Skandinaviska Enskilda Banken, Stockholm

Switzerland Citibank, N.A., Zurich

Taiwan Citibank, N.A., Taipei

Thailand Citibank, N.A., Bangkok

Turkey Citibank, N.A., Istanbul

Ukraine ING Bank Ukraine, Kiev

United Kingdom Citibank, N.A., London

Venezuela Citibank, N.A., Caracas

Zimbabwe Barclays Bank of Zimbabw